SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2004

KNOBIAS, INC.

(Exact name of registrant as specified in its Charter)

Delaware	000-33315	13-3968990
(State of Incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

875 Northpark Drive

Building 2, Suite 500

Ridgeland, MS 39157

(Address of principal executive offices)

(601) 978-3399

(Registrant’s telephone number)

CONSOLIDATED TRAVEL SYSTEMS, INC.

56 West 400 South, Suite 220

Salt Lake City, Utah 84101

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

This Current Report on Form 8-K is being filed by Knobias, Inc. (formerly Consolidated Travel Systems, Inc.) (sometimes referred to as the “Company,” “we,” “us” or “our”), in connection with the contemporaneous consummation of the following transactions on or effective as of November 15, 2004:

•	The “reverse merger” transaction (the “Merger”), in which we caused KHI Acquisition, Inc., a Delaware corporation and our recently organized, wholly owned subsidiary, to be merged with and into Knobias Holdings, Inc., a Delaware corporation (“Knobias”);

•	The initial closing of a private placement offering of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”) to certain institutional investors for gross proceeds of $1,150,000;

•	The execution of a Standby Equity Distribution Agreement with Cornell Capital Partners, LP (“Cornell Capital”); and

•	The issuance by us of 8% Secured Convertible Notes (the “Notes”) in the aggregate principal amount of $1,000,000 to three institutional investors.

In our Current Report on Form 8-K dated July 14, 2004 we announced our execution of the Agreement and Plan of Reorganization, dated June 30, 2004, by and among the Company, Knobias and KHI Acquisition Co. (the “Merger Agreement”). The description herein of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on July 14, 2004, and which is incorporated herein in its entirety by reference. A copy of Amendment No. 1 to the Merger Agreement, dated as of October 25, 2004, is attached as Exhibit 2.2 hereto.

The Merger was consummated in accordance with the terms of the Merger Agreement. Pursuant to the Merger Agreement and certain other documents described herein, including our Amended and Restated Certificate of Incorporation, among other things:

•	The Company effected a 1-for-3 reverse split of the 7,499,480 shares of our common stock outstanding prior to the Merger, resulting in 2,500,000 shares issued and outstanding immediately prior to the Merger, which shares continue to be issued and outstanding;

•	KHI Acquisition Co. was merged with and into Knobias and Knobias became our wholly owned subsidiary;

•	We changed our name to “Knobias, Inc.” and obtained a new trading symbol, “KNBS.OB;” and

•	The security holders of Knobias received, in exchange for their Knobias securities, shares of our common stock, and the officers and directors of Knobias replaced the persons who had, immediately prior to the Merger, been our officers and directors.

This Current Report on Form 8-K contains summaries of certain documents. Such summaries do not purport to be complete and are qualified in their entirety by reference to the text of the original documents, which are exhibits to this Form 8-K.

Section 1–Registrant’s Business and Operations

Item 1.01.	Entry Into a Material Definitive Agreement.

In connection with the consummation of the Merger and the closing of the other transactions described above, we entered into several material agreements in addition to those previously described.

Private Placement of Series A Convertible Preferred Stock

On November 15, 2004, in connection with the Company’s private placement of its Series A Preferred Stock, par value $.01 per share, we executed and filed a Certificate of Designation of Series A Preferred Stock with the Secretary of State of Delaware. The rights, preferences and privileges of the Series A Convertible Preferred Stock are described in more detail below in Item 2.01 under the caption “Description of Securities.”

In connection with our consummation of the private placement, on November 15, 2004, we accepted Subscription Agreements from five institutional investors, for gross proceeds of $1,150,000, and issued 958,333 shares of our Series A Preferred Stock for $1.20 per share. The identity and holdings of the purchasers of the Series A Convertible Preferred Stock are described in more detail below in Item 2.01 under the caption “Security Ownership of Certain Beneficial Owners and Management.” We also entered into a Registration Rights Agreement with the purchasers of the Series A Preferred Stock, pursuant to which we agreed to file a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and to cause the registration statement to be effective within 150 days following the closing of the offering, to register for resale the shares of our common stock into which the Series A Preferred Stock is convertible. We are obligated to maintain the effectiveness of the registration statement for a period of 120 days. If the registration statement is not timely filed or declared effective within the 150 day period, we will be obligated to make payments, as liquidated damages, to the purchasers in the aggregate amount of 1% of the gross proceeds of the offering for every month, pro rata, that we are in default of such obligations.

The proceeds of the private placement were used to pay certain expenses in connection with the Merger and related transactions, and for other general corporate purposes.

Standby Equity Distribution Agreement

On November 15, 2004, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital shares of the Company’s common stock, par value $.01 per share, for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital will pay the Company 98% of, or a 2% discount to, the lowest volume weighted average price of the common stock on the Over-the-Counter Bulletin Board or other principal market on which the common stock is traded for the five days immediately following the notice date. Cornell Capital will retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital’s obligation to purchase shares of common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for the resale of the common stock sold under the Standby Equity Distribution Agreement. Each advance under the Standby Equity Distribution Agreement cannot exceed $250,000 and the maximum amount of advances during any 30-day period cannot exceed $1,000,000. In no event can the number of shares issued to Cornell Capital pursuant to an advance cause Cornell Capital to own more than 9.9% of the shares of common stock outstanding.

Upon execution of the Standby Equity Distribution Agreement, we issued to Cornell Capital 666,667 shares of our common stock and paid a structuring fee of $15,000. We also entered into a Registration Rights Agreement with Cornell Capital, pursuant to which we agreed to prepare and file with the SEC a registration statement under the Securities Act, to register for resale the shares of our common stock subject to the Standby Equity Distribution Agreement, and to cause the registration statement to be effective prior to the first sale of common stock to Cornell Capital under the Standby Equity Distribution Agreement.

The Company also entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer, pursuant to which the Company engaged Newbridge Securities Corporation to act as its exclusive placement agent in connection with the Standby Equity Distribution Agreement, and paid a fee of $10,000 to Newbridge Securities Corporation.

Our executive officers and directors at the effective time of the Merger also entered into lock-up agreements pursuant to which they have agreed not to offer, sell or otherwise dispose of all or a portion of the shares of our common stock owned by them, until the expiration of the Standby Equity Distribution Agreement, except for sales pursuant to SEC Rule 144.

8% Secured Convertible Notes

On November 15, 2004, pursuant to a Securities Purchase Agreement, we issued and sold to DCOFI Master LDC, Bushido Capital Master Fund, L.P. and Gamma Opportunity Capital Partners, LP (the “Note Purchasers”) an aggregate of $1,000,000 in principal amount of the Company’s 8% Secured Convertible Notes due November 1, 2006 (the “Notes”). The Notes bear interest at the rate of 8% per annum, payable quarterly, commencing February 1, 2005. The Company may elect to pay interest in shares of its common stock, and has the right to prepay all or a portion of the Notes for an amount equal to 125% of the principal amount to be repaid, plus all accrued and unpaid interest; provided, however, that we can only make such a prepayment if there is an effective registration statement for the resale of the common stock into which the Notes are convertible, the closing price of the common stock is at least 115% of the conversion price, and other conditions are satisfied.

The Notes mature on November 1, 2006. The Notes are convertible at any time, at the option of the Note Purchasers, into Company common stock at an initial conversion price (subject to adjustment) of $0.60 per share; however, the conversion price will be reduced to $0.30 per share in the event that either (i) the Company’s annualized pre-tax net income for the three-month period ending December 31, 2005 is less than $2,000,000 or (ii) the volume weighted average trading price for the common stock of the Company for the month of December 2005 is less than $1.00 per share. Notwithstanding the foregoing, no Note Purchaser has the right to convert any portion of the Notes to the extent that, after giving effect to such conversion, such Note Purchaser would beneficially own in excess of 4.99% of our common stock outstanding. Commencing on the first anniversary of the date of purchase, the Company is obligated to redeem approximately 1/12 of the aggregate principal amount of the Notes, plus accrued and unpaid interest. The Company may elect to redeem any such monthly redemption amount in shares of common stock. After one year, if the volume weighted average trading price of our common stock for any 30 consecutive days exceeds $1.80 and the average dollar trading volume for such period exceeds $200,000, the Company may at its option cause the Note Purchasers to convert all or a portion of the principal amount of the Notes into common stock.

The Company’s obligations under the Notes are secured by a security interest in substantially all of the assets of the Company and a guarantee by the Company’s subsidiaries.

The Notes are subject to certain covenants which, among other things, restrict or limit the Company’s ability to incur any additional indebtedness, amend its certificate of incorporation or bylaws, repurchase any equity securities of the Company or enter into any agreement with respect to any of the foregoing. Events of default under the Notes include (i) failure to pay principal or interest when due, (ii) failure to observe or perform any covenant, (iii) the breach of any representation or warranty under the Securities Purchase Agreement, (iv) institution of bankruptcy proceedings, (v) certain change of control transactions, or (vi) the registration statement described below shall not have been declared effective within 150 days after the date of the issuance of the Notes. Upon the occurrence of an event of default, the full principal balance of the Notes and all interest and other amounts owed thereunder, will become due and payable at the election of the Note Purchasers.

The net proceeds from the issuance and sale of the Notes were approximately $925,000 (after payment of fees and expenses to the Note Purchasers). The Company utilized the proceeds to repay certain bank debt, pay certain expenses and other obligations in connection with the Merger, and for working capital.

In connection with the issuance of the Notes, the Company also entered into a Registration Rights Agreement with the Note Purchasers, pursuant to which the Company has agreed to file with the SEC within 30 days after the date of the initial issuance of the Notes, and to use its reasonable best efforts to cause to become effective within 150 days after the date of the initial issuance of the Notes, a registration statement with respect to the resale of the shares of common stock issuable upon conversion of the Notes. If the Company fails to comply with certain of its obligations under the Registration Rights Agreement, we will be obligated to make payments, as liquidated damages, to the Note Purchasers in the aggregate amount of 1% of the amount of the Notes for every month, pro rata, that we are in default of such obligations.

At the time of the issuance of the Notes, and in connection therewith, the Company also issued to the Note Purchasers warrants to purchase an aggregate of 3,000,000 shares of common stock of the Company. The warrants may be exercised, in whole or in part, at any time within five years from the date of the issuance of the Notes, for an exercise price of $.01 per share.

Knobias, Inc. 2004 Stock Incentive Plan and Grants of Options Thereunder

As part of our obligations under the Merger Agreement, we adopted a stock incentive compensation plan, effective at the effective time of the Merger. Pursuant to the Merger Agreement, each holder of an option to purchase Knobias common stock granted prior to the effective time of the Merger, received, in exchange for a written instrument executed by the optionee canceling all of the Knobias options, an option agreement evidencing the grant to such holder of an option to purchase one share of our common stock for every one share of Knobias common stock for which the option is exercisable at any time. The new options are on economic and contractual terms substantially and materially similar to the terms and conditions of the Knobias option prior to conversion. In order to implement the foregoing provisions of the Merger Agreement, and in order to attract and retain officers, employees and directors of the highest quality and promote the well being of our company after the merger, our board of directors and controlling stockholders adopted the Knobias, Inc. 2004 Stock Incentive Plan, which is described in more detail in Item 2.01 below under the caption “Executive Compensation.”

Assumption of Obligations Under Knobias, Inc. Warrants

At the time of the Merger, Knobias had issued and outstanding warrants to purchase 891,218 shares of Knobias common stock. In accordance with the Merger Agreement, each outstanding warrant, whether or not then exercisable, was converted into a warrant to purchase one share of our common stock for every one share of Knobias common stock for which such warrant was exercisable, on economic and contractual terms substantially and materially similar to the terms and conditions of the Knobias warrant prior to such conversion. The terms of such warrants are described in more detail in Item 2.01 below under the caption “Description of Securities.”

Section 2–Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Reverse Merger Transaction

Summary of the Transaction

On November 15, 2004, the Company consummated a “reverse merger” transaction (referred to herein as the “Merger”), in which we caused KHI Acquisition, Inc., a Delaware corporation and our recently organized, wholly owned subsidiary, to be merged with and into Knobias Holdings, Inc., a Delaware corporation (“Knobias”). Knobias is a financial information services provider that has developed financial databases, information systems, tools and products following over 14,000 U.S. equities. Primarily through its wholly owned subsidiary, Knobias.com, LLC, Knobias markets its products to individual investors, day-traders, financial oriented websites, public issuers, brokers, professional traders and institutional investors. Knobias offers a range of financial information products from multiple Knobias and third party databases via a single, integrated internet based platform. Knobias is uniquely capable of combining third party databases, news feeds and other financial content with internally generated content and analysis to create value-added, cost effective information solutions for all market participants. We will continue the business of Knobias as our sole line of business under Knobias’ current management. See “Description of Business” below.

Under Delaware law, we did not need the approval of our stockholders to consummate the Merger, as the constituent corporations in the Merger were Knobias and KHI Acquisition, Inc. However, prior to the closing of the Merger, our stockholders approved, and we filed, an Amended and Restated Certificate of Incorporation, which, among other things, (i) included a change in our corporate name from Consolidated Travel Systems, Inc. to Knobias, Inc. and (ii) effected a 1-for-3 reverse split of the 7,499,480 shares of our common stock outstanding prior to the Merger, resulting in 2,500,000 shares issued and outstanding immediately prior to the Merger. Our stockholders retained these shares. Other significant changes were included in our Amended and Restated Certificate of Incorporation, and in our Amended and Restated Bylaws that were adopted at the time of the Merger. See “Description of Securities” below.

As a result of the Merger, Knobias became our wholly owned subsidiary, and we issued 37,968,300 shares of our common stock to the former security holders of Knobias, representing approximately 75% of our outstanding common stock following the Merger, in exchange for 100% of the outstanding capital stock of Knobias and the conversion of certain outstanding debentures of Knobias. The consideration issued in the Merger was determined as a result of arm’s-length negotiation between the parties.

Concurrently with the closing of the Merger, we also issued 9,531,700 shares of our common stock to Duncan Capital Group, LLC (“Duncan Capital”) in exchange for its 50% membership interest in Kollage, LLC, a joint venture previously owned by Duncan Capital and Knobias, and the forgiveness of indebtedness in the aggregate amount of approximately $400,000 owed to Duncan Capital by Kollage.

Prior to the Merger, our stockholders approved the Knobias, Inc. 2004 Stock Incentive Plan and reserved 5,000,000 shares of our common stock for stock options issued and issuable under that plan. At the time of the Merger, Knobias had outstanding stock options to purchase 158,500 shares of Knobias common stock, which outstanding options, pursuant to the Merger Agreement, were converted into options to purchase shares of our common stock. In addition, all outstanding warrants to purchase shares of Knobias common stock, issued by Knobias prior to the Merger, were amended to become warrants to purchase our common stock on the same terms and conditions as those warrants issued by Knobias. At the closing of the Merger, all of the outstanding Knobias warrants were exercisable for an aggregate of 891,218 shares of Knobias common stock, and were amended to become warrants to purchase a like number of shares of our common stock.

After the closing of the Merger and the transactions described under Item 1.01 above, we had outstanding 50,666,667 shares of common stock, 958,333 shares of Series A Preferred Stock, warrants to purchase an aggregate of 4,094,968 shares of common stock, and stock options to purchase 158,500 shares of common stock.

None of our outstanding shares of common stock or preferred stock, including the shares of common stock issued to former security holders of Knobias in connection with the Merger, have been registered under the Securities Act of 1933, and therefore such shares may not be offered or sold in the United States or certain other countries absent registration or an applicable exemption from registration requirements. Certificates representing these shares will bear a legend to this effect.

Changes Resulting from the Merger

We intend to carry on Knobias’ business as our sole line of business. Knobias is based in Ridgeland, Mississippi, and we have relocated our principal executive offices to those of Knobias at Building 2, Suite 500, 875 North Park Drive, Ridgeland, Mississippi 39157. Our telephone and facsimile numbers are (601) 978-3399 and (601) 978-3675, respectively.

At the closing of the Merger, E. Key Ramsey, Gregory E. Ballard, Robert L. Atkins, Timothy J. Aylor, Joseph L. Stephens, Danny M. Dunnaway and Kevin T. Crow were appointed to our board of directors to serve until the next annual meeting of stockholders. With the exception of Mr. Crow, all of these individuals were serving at the time of their appointment as directors of Knobias. In connection with a memorandum of understanding entered into earlier this year between Knobias and Duncan Capital, Duncan Capital was entitled to designate a representative to our board of directors upon consummation of the Merger, and Mr. Crow is to serve as Duncan Capital’s representative. No other arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control in the future.

In connection with the appointment of these directors, at the closing of the Merger, Geoff Williams, J. Rockwell Smith and Sharon Walter, the sole members of our board of directors prior to the Merger, resigned as directors of the Company. In addition, shortly after the closing of the Merger, the board of directors appointed Mr. Ramsey as Chairman, President and Chief Executive Officer, Mr. Ballard as Vice President and Chief Operating Officer, Mr. Atkins as Secretary and Mr. Dunnaway as Assistant Secretary of the Company.

All directors will hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are to be elected annually by the board of directors and will serve at the discretion of the board.

The rights of our stockholders will continue to be governed by the laws of the State of Delaware and will also be governed by our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, copies of which are attached hereto as Exhibits 3.3 and 3.4, respectively, and are incorporated herein by reference.

Accounting Treatment; Change of Control

The Merger has been accounted for as a “reverse merger,” since the former stockholders of Knobias now own a majority of the outstanding shares of our common stock. As a result of the issuance of shares of our common stock in the Merger and the change in the majority of our directors, a change in control occurred on the date of the consummation of the Merger. As of the time immediately following the closing, we continued to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Unless otherwise indicated or the context otherwise requires, all references below to the terms “Knobias,” “we,” “our” or “us” mean the Company and Knobias, on a combined basis after the Merger.

Description of Business

Introduction and Background

We are a financial information services provider that has developed financial databases, information systems, tools and products following over 14,000 U.S. equities. Primarily through a wholly owned subsidiary, Knobias.com, LLC, Knobias markets its products to individual investors, day-traders, financial oriented websites, public issuers, brokers, professional traders and institutional investors.

We offer a range of financial information products from multiple Knobias and third party databases via a single, integrated internet based platform. Knobias is uniquely capable of combining third party databases, news feeds and other financial content with internally generated content and analysis to create value-added, cost effective information solutions for all market participants.

Our company originally was organized as Molecular Energy Corporation on January 31, 1968 under the laws of the State of Delaware, to engage in the business of research, development and manufacture of custom-built batteries. Until the Merger we had no assets and have had no revenues for several years, and we were actively seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. Knobias, formerly known as pennyPI.com, Inc., was originally organized as a Mississippi limited liability company in September 1998, and was reorganized as a Delaware corporation in March 2000. Knobias.com, LLC is a wholly owned subsidiary of Knobias and continues in existence for the further development and operation of its Internet web site relating to the provision of information regarding publicly traded companies.

Our principal executive offices are located at 875 Northpark Drive, Ridgeland, MS 39157, and our telephone number is (601) 978-3399.

Strategy

Knobias utilizes a multi-level strategy to generate revenues. Our initial strategy involves the collection and integration of comprehensive, broad-based financial information products that appeal to all market participants. Cost-effective, yet broad-based, services help Knobias generate subscription revenues across all levels of market participants while allowing those customers to consolidate less comprehensive vendors.

Another strategy involves the deployment of more focused, niche-based financial information products that appeal to concentrated and more valuable market segments. Utilizing customer relationships, Knobias intends to increase revenue growth through more specialized products.

Knobias currently targets businesses worldwide as our products are attractive to investors, analysts, brokers or advisers interested in the U.S. equities markets. Our current customers and potential markets may include the following:

Retail brokers

Institutional brokers

Wholesale trading firms

Investment banks and other financial institutions

Research analysts

Investment advisors and portfolio managers

Buy side traders

Hedge funds

Trust and pension funds

Securities attorneys

Public companies

Corporate intranets

Investor relations and PR firms

Financial executives

U.S. exchanges and ECNs

Financial websites

Web portals

Individual investors

Day traders and semi-professional traders

Financial planners and private client groups

Content publishers

Products

Knobias generates revenues primarily through the sale of content access and distribution. Knobias subscription and pay-per-view products are primarily web-based and are accessed via the Internet by our customers. Knobias also generates revenues via co-branding, web hosting services, issuer services, data distribution and redistribution agreements. Knobias content and services include the following:

Knobias Fundamentals. Knobias maintains a comprehensive database of fundamental research information covering over 14,000 U.S. equities. This database is comprised of proprietary data and information from third party vendors. Data sections include stock quotes, stock charts, company profiles, company and market news, company events, analysts ratings, short interest data, technical analysis, historical quotes, income statements, balance sheets, cash flow statements, financial ratios, revenue and earnings consensus estimates, analysts opinions, historical earnings surprises, insider transactions, institutional holdings, mutual fund holdings, historical timelines and company reports.

Knobias RaiDAR. Knobias has developed customizable, real-time news and alerting applications that combine news items from over 80 sources, SEC filings and proprietary stories from our own real-time news desk. All items are delivered to the user in real-time and are tagged with hundreds of relevant subject codes. Each item is color coded by major subject group for quick user identification. Users can filter real-time items by a number of criteria including subject, portfolio and marketplace.

KNO-Zone. The KNO-Zone product provides customers with a proprietary view of the most important stock and market related content in real-time. Produced by our own staff of editors, the

KNO-Zone application delivers a more focused view of the most important events driving each day’s market.

Knobias Calendars. Knobias maintains a complete set of stock and market related calendars driven completely by proprietary data collected by Knobias staff. The calendar products include a market planner, earnings, conference calls, shareholder meetings, stock splits, stock dividends, media events, company presentations and industry conferences.

Knobias Tools and Analytics. Knobias provides its customers with a number of miscellaneous tools for screening, filtering and analysis such as the Morning Call portfolio summary, most actives, stock screeners, technical alerts, EDGAR tools, holder searches and news filtering.

Knobias Morning+PLUS. Morning+PLUS is one of our flagship specialty products. It provides customers with over 30 modules of content for the design of their own custom intraday report. A majority of the content modules are filtered by the users own portfolio list allowing for an extremely focused morning briefing. Each of the 30 modules is optional and includes broad content.

CoBranding and Data Services. Knobias derives a portion of its revenues by provisioning financial data out to customers through website development and hosting as well as through direct data feeds and distribution agreements. Potential customers include financial websites, trading platforms, public company websites, content publishers, etc.

Knobias Issuer Services. In early 2004, Knobias began to specialize in providing certain corporate services to public companies, particularly small and micro cap issuers. Knobias provides public issuers and their investor relations professionals with website and data hosting, press release distribution, market awareness programs and conference call hosting.

Competition

Due to our diverse product lines, we perceive competition on a number of different levels. On a broad-based information level, we believe competition is limited to a small group of companies, most of which are substantially larger than we are and have access to significant amounts of capital. On a product-by-product level, we perceive competition from a number of small competitors, only a few of which have the diverse product lines of Knobias.

Broad-Based Financial Platforms. We believe there are a limited number of companies that provide comprehensive, broad-based financial information platforms to the professional equities space. Most companies in this group however are substantially larger than we are and have access to significant amounts of capital. The major competitors in this space are Bloomberg, FactSet Research Systems, Inc., Reuters, and Thomson Financial. Many of these competitors provide real-time quotes, market data and analytics which are not currently a part of our product offerings. Many of these competitors also provide coverage on international securities, treasuries and corporate bonds which coverage also is not currently part of our product offerings. We believe we are able to compete for customers interested in U.S. equity information due to our low cost and ease of use advantages.

Proprietary News and Commentary. There are a number of companies that produce proprietary stock market news and commentary daily including many of those also providing broad-based financial information. Many of the major players such as Bloomberg, Dow Jones, and Reuters are substantially larger than we are and have access to significant amounts of capital. Other competitors in this space are smaller companies with focused services that do not include broad-based product lines such as Briefing.com, theFlyontheWall.com and StreetAccount.com. Most of these smaller competitors focus on the “upper percentage” of U.S. equities and do not provide coverage on all U.S. equities as does Knobias.

Niche-Based Financial Information Products. There are many competitors firmly entrenched in a variety of focused, niche-based information products. Few of these competitors provide information services beyond their designated niches. Our Morning+PLUS product competes with many financial newsletters produced daily as well as daily notes produce by many large brokers, investment banks and research firms. We believe our Morning+PLUS advantage lies in our technology, customization and delivery. Our new pipe|TRAC product competes with long time players such as Sagient Research (formerly PlacementTracker.com) and PrivateRaise.com. We believe our products can be competitive in this space due to its integration with other Knobias product lines not offered by these competitors.

Issuer and Corporate Services. There are many competitors that provide public companies with a variety of services to assist their investor and public relation efforts. Larger competitors in this space such as BusinessWire, Computershare, PR Newswire and Thomson have a significant market share of the more established mid and large cap companies. Many of the major stock exchanges such as Nasdaq and NYSE also provide certain issuer services to their listed companies. It is our intent to focus initially on providing small and micro cap issuers with similar, less expensive services. There does exist, however, a large, but fragmented group of smaller competitors that serve small cap companies. We see our advantage in this space being our distribution capabilities and trusted brand name.

Employees

Knobias has approximately 35 full time employees. Our employees are not members of any union, nor have we entered into any collective bargaining agreements. We believe that our relationship with our employees is good. With a successful implementation of our business plan, we may retain additional employees in the next year to handle anticipated growth. We anticipate that we will hire additional employees in the areas of administration, programming, sales, marketing, research, analysis and customer service.

Forward-Looking Information and Risk Factors

This report contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these statements on our expectations and projections about future events, which we derive from the information currently available to us. Forward-looking statements relate to future events or our future performance. You can distinguish forward-looking statements from those that are historical in nature because forward-looking statements often use terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential” or “continue” or the negative of these or similar terms.

Assumptions regarding the foregoing involve judgments that are difficult to make and future circumstances that are difficult to predict correctly. Forecasting and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause us to alter our internal forecasts, and which may in turn affect expectations or future results. We do not undertake to announce publicly the changes that may occur in our expectations. Readers are cautioned against giving undue weight to any of the forward-looking statements. The inclusion of forward-looking information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Investing in our securities involves risks and uncertainties. The following discussion summarizes what we believe are the material risk factors:

We may not be able to obtain, on a timely basis, the effectiveness of a registration statement covering the resale of outstanding shares or shares to be purchased upon the exercise of outstanding warrants or the conversion of convertible securities.

We are obligated to file with the SEC one or more registration statements covering the resale of (i) the shares of common stock to be issued pursuant to the Standby Equity Distribution Agreement, (ii) the shares of common stock to be issued upon conversion of our Series A Preferred Stock, (ii) the shares of common stock issuable on the conversion of the Notes and (iv) the shares of common stock issuable upon the exercise of the warrants issued to the Note Purchasers. Under the terms of the various registration rights agreements executed by us as described in Item 1.01 above, if we fail to timely file such registration statements or are unable to cause such registration statements to become effective on a timely basis, we are obligated to make certain payments as liquidated damages to the holders of such securities. There can be no assurance that the registration statements will be declared effective by the SEC. Although we intend, as soon as is practicable, to undertake the process to effect the registration of such shares, there is no assurance as to when or if those events will occur.

The liquidity of our common stock will be affected by its limited trading market.

Bid and ask prices for our common stock had been quoted on the Over-the-Counter Bulletin Board under the symbol “COVSA.OB,” but we recently changed our symbol to “KNBS.OB,”. There is currently no broadly followed, established trading market for our common stock. While we are hopeful that we will command the interest of a greater number of investors, an established trading market for our shares may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. The absence of an active trading market reduces the liquidity of our shares. Prior to the consummation of the Merger, we had little trading volume in our common stock. As a result of this lack of trading activity, the quoted price for our common stock on the Over-the-Counter Bulletin Board is not necessarily a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, and the market value of our common stock would likely decline.

If and when a trading market for our shares develops, we expect that the trading prices will be extremely volatile, and you may not be able to resell your shares.

The trading prices of stocks in general tend to experience extreme price fluctuations. The valuations of many companies without consistent product revenues and earnings are extraordinarily high based on conventional valuation standards such as price to earnings and price to sales ratios. These trading prices and valuations may not be sustained. Any negative change in the public’s perception of the prospects of our business could depress our stock price regardless of our results of operations if a trading market for the shares develops. Other broad market and industry factors may decrease the trading price of our common stock, regardless of our performance. Market fluctuations, as well as general political and economic conditions such as war, recession or interest rate or currency rate fluctuations, also may decrease the trading price of our common stock. In addition, our stock price could be subject to wide fluctuations in response to factors including, but not limited to, the following:

•	announcements of new technological innovations or new products by us or our competitors;

•	changes in financial estimates by securities analysts;

•	changes in the market valuations of other companies in the same or substantially similar business;

•	developments in domestic and international governmental policy or regulations;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	developments in patent or other proprietary rights held by us or by others;

•	loss or expiration of our intellectual property rights;

•	lawsuits initiated by or against us;

•	period-to-period fluctuations in our operating results; and

•	sales of our common stock or other securities in the open market.

In the past, stockholders have often instituted securities class action litigation after periods of volatility in the market price of a company’s securities. If a stockholder files a securities class action suit against us, we would incur substantial legal fees and our management’s attention and resources would be diverted from operating our business to respond to the litigation.

Upon the effectiveness of the registration statements described above, a significant number of our shares will be eligible for sale, and the sale of such shares could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the open market could harm the market price of our common stock. A reduced market price for our shares could make it more difficult to raise funds through future offerings of common stock. As shares become available for resale in the open market, the number of our publicly tradable shares will increase, which could decrease its price. In addition to the 50,666,667 shares of common stock actually issued and outstanding, there will be a significant number of shares of common stock reserved for future issuance as follows:

•	891,218 shares underlying warrants outstanding on the date of the Merger, which have been issued to certain former stockholders of Knobias;

•	5,000,000 shares reserved for issuance under our stock incentive plan, including 158,500 shares to be acquired upon the exercise of outstanding options;

•	4,666,667 shares reserved for issuance to the Note Purchasers upon the conversion of the Notes and the exercise of the warrants issued to the Note Purchasers, as described above;

•	1,916,666 shares reserved for issuance to the purchasers of our Series A Preferred Stock upon the conversion of such shares; and

•	203,750 shares underlying certain other warrants.

In addition, all of the outstanding shares of common stock issued in connection with the Merger, as well as the shares retained by our stockholders prior to the Merger, are “restricted securities” within the meaning of Rule 144 promulgated by the SEC, and will therefore be subject to certain limitations on the ability of holders to resell such shares. Some of these shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our shares. In general, a person who has held restricted shares for a period of one year may, upon filing with the SEC a notification on Form 144 and satisfying certain other conditions to the application of Rule 144, sell into the market shares up to an amount equal to 1% of the outstanding shares. These sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held for two years pursuant to Rule 144(k).

There are a large number of shares underlying our Standby Equity Distribution Agreement and the sale of these shares may depress the market price of our common stock.

We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we may need to draw. It may be necessary for our stockholders to approve an increase in our authorized common stock for us to register additional shares of common stock in order to have sufficient authorized shares available to draw down the full amount under the Standby Equity Distribution Agreement and make acquisitions using common stock. The issuance and sale of shares upon delivery of an advance by Cornell Capital pursuant to the Standby Equity Distribution Agreement in the amount up to $10,000,000 are likely to result in substantial dilution to the interests of other stockholders. There is no upper limit on the number of shares that we may be required to issue. This will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock and may result in a change of control of our company.

Cornell Capital will pay less than the then-prevailing market price and will have an incentive to sell its shares.

Cornell Capital will purchase shares of our common stock pursuant to the Standby Equity Distribution Agreement at a purchase price that is less than the then-prevailing market price of our common stock. Cornell Capital will have an incentive to immediately sell any shares of common stock that it purchases pursuant to the Standby Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell Capital sells its common stock, our common stock price may decrease due to the additional shares in the market. In addition, pursuant to the Standby Equity Distribution Agreement, Cornell Capital has the ability to sell shares of common stock at the time of a particular advance notice by the Company even if such shares of common stock have not yet been delivered to Cornell Capital. Such sales may cause our stock price to decline.

The sale of our stock under the Standby Equity Distribution Agreement could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing stockholders’ equity and voting rights.

In many circumstances the provision of a Standby Equity Distribution Agreement for companies that are quoted on the Over-The-Counter Bulletin Board has the potential to cause significant downward pressure on the price of common stock. This is particularly the case if the shares being placed into the market exceed the market’s ability to absorb the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our company. Such an event could place further downward pressure on the price of our common stock. Under the terms of our Standby Equity Distribution Agreement we may request numerous advances. Even if we use the Standby Equity Distribution Agreement to grow our revenues and profits or invest in assets which are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock, the stock price will decline. If this occurs, and if the Company elects to sell shares to Cornell Capital, the number of shares of our common stock issuable pursuant to the Standby Equity Distribution Agreement will increase, which will materially dilute existing stockholders’ equity and voting rights.

We may not be able to access sufficient funds under the Standby Equity Distribution Agreement when needed.

We are to a large extent dependent on external financing to fund our operations. Pursuant to the terms of the Standby Equity Distribution Agreement, Cornell Capital may not own more than 9.9% of our outstanding shares of common stock. In the event Cornell Capital is unable to sell the shares of our common stock that are issued after we receive an advance in order to keep its ownership below 9.9%, we might not be able to draw down additional funds when needed under the Standby Equity Distribution Agreement. Therefore, if we are unable to draw down on our Standby Equity Distribution Agreement, we may be forced to curtail or cease our business operations.

We will be subject to the SEC’s penny stock rules.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system. The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. Because of the penny stock rules, holders of our shares may find it more difficult to sell their securities.

Knobias has not recorded an operating profit since its inception in 1998. Continuing losses may exhaust our capital resources and force us to discontinue operations.

From 2000 through 2003, Knobias incurred cumulative losses of approximately $8.3 million. We cannot assure you that we will achieve profitability in 2004 or thereafter.

We have a significant working capital deficit, which has made it more difficult for us to obtain the capital we need to grow our business. This has adversely impacted our ability to increase our revenues.

As of March 31, 2004, Knobias had a working capital deficit of approximately $1.35 million. This includes debentures in the aggregate principal amount of $1,050,000, all of which was converted to equity in the Merger, as described herein.

All of our assets are securing our obligations to the Note Purchasers.

Pursuant to the terms contained in the Security Agreement by and between the Company and the Note Purchasers, all of our obligations under the Notes are secured by all of our assets. Accordingly, if we are unable to satisfy any of our obligations under the Notes, our assets may be foreclosed upon and our business may be shut down.

If we cannot generate new subscribers, we may not achieve profitability.

To increase our revenues and achieve profitability, we must increase our subscriber base significantly. We generate most of our leads for new subscribers from our website and through our existing customer relationships. These leads must be converted into subscriptions for our products and services at a rate higher than what we have been able to achieve so far. If we fail to do so, we may not achieve profitability.

The industry in which we operate is highly competitive and has relatively low barriers to entry. Increased competition could result in margin erosion, which would make profitability even more difficult to achieve and sustain.

The market for financial information services is extremely competitive and the barriers to entry are relatively low. Increased competition could result in reduced operating margins, as well as a loss of market share and brand recognition. We compete with many providers of business and financial information including Bloomberg, Capital IQ, Dun & Bradstreet, Global Securities Information, Reuters, Standard & Poor’s, Thomson Financial, thestreet.com, Edgar Online, 10-K Wizard, MSN and Yahoo! We also compete with large investment banking, brokerage and investment advisory firms that provide financial information services to their clients and others. Other competitors and potential competitors include education and publishing companies as well as

e-commerce providers. Many of our existing and potential competitors have greater financial resources, larger market share, broader and more varied databases and libraries, technology and delivery systems that are more flexible or cost-effective, stronger alliances and/or lower cost structures than we do, which may enable them to establish a stronger competitive position than we have, in part through greater marketing opportunities. If we fail to address competitive developments quickly and effectively, we will not be able to grow.

Our business could be adversely affected by any adverse economic developments in the financial services industry and/or the economy in general.

We depend on the continued demand for the distribution of business and financial information. Therefore, our business is susceptible to downturns in the financial services industry and the economy in general. Any significant downturn in the market or in general economic conditions would likely hurt our business.

If we fail to keep up with changes affecting the markets that we serve, we will become less competitive, adversely affecting our financial performance.

In order to remain competitive and serve our customers effectively, we must respond on a timely and cost-efficient basis to changes in technology, industry standards and procedures and customer preferences. We need to continuously develop new products and services to address new developments. In some cases these changes may be significant and the cost to comply with these changes may be substantial. We cannot assure you that we will be able to adapt to any changes in the future or that we will have the financial resources to keep up with changes in the marketplace. Also, the cost of adapting our products and services may have a material and adverse effect on our operating results.

Our future success depends on retaining our existing key employees and hiring and assimilating new key employees. The loss of key employees or the inability to attract new key employees could limit our ability to execute our growth strategy, resulting in lost sales and a slower rate of growth.

Our success depends in part on our ability to retain our key employees including our executive officers. Although following the Merger we expect to have employment agreements with these executives, each executive can terminate his agreement at any time. It would be difficult for us to replace any one of these individuals. In addition, as we grow we may need to hire additional key personnel. We may not be able to identify and attract high quality employees or successfully assimilate new employees into our existing management structure.

Our growth strategy assumes that we will make targeted strategic acquisitions. Acquisitions may disrupt our business, dilute shareholder value or distract management’s attention from operations.

Unless we develop or acquire new content that we can market to our existing and new clients, our rate of revenue growth will continue to be slow and achieving profitability will be slow and difficult. We believe that the quickest and most efficient way for us to acquire new content is through targeted strategic acquisitions. If we fail to execute on this strategy, our revenues may not increase and our ability to achieve significant profitability will be delayed. Until now, our ability to acquire complimentary businesses has been hampered by our limited capital resources and the lack of a public market for our stock.

An acquisition strategy is inherently risky. Some of the risks we may face in connection with acquisitions include:

•	identifying appropriate targets in an efficient and timely fashion;

•	negotiating terms that we believe are reasonable;

•	failing to accurately assess the true cost of entering new markets or marketing new products;

•	integrating the operations, technologies, products, personnel and customers of the acquired enterprise;

•	maintaining our focus on our existing business;

•	losing key employees; and

•	reducing earnings because of disproportionately large depreciation and amortization deductions relating to the acquired assets.

We may not be able to identify any appropriate targets or acquire them on reasonable terms. Even if we make strategic acquisitions, we may not be able to integrate these businesses into our existing operations in a cost-effective and efficient manner.

We may encounter risks relating to security or other system disruptions and failures that could reduce the attractiveness of our website and that could harm our business.

Although we have implemented in our products various security mechanisms, our business is vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays or loss of data. Additionally, our operations depend on our ability to protect systems against damage from fire, earthquakes, power loss, telecommunications failure, and other events beyond our control. Moreover, our website and business solutions have, in the past, and may in the future, experience slower response times or other problems for a variety of reasons, including hardware and communication line capacity restraints, software failures or during significant increases in traffic when there have been important business or financial news stories and during the seasonal periods of peak SEC filing activity. These strains on our system could cause customer dissatisfaction and could discourage visitors from becoming paying subscribers. These types of occurrences could cause users to perceive our website and technology solutions as not functioning properly and cause them to use other methods or services of our competitors. Any disruption resulting from these actions may harm our business and may be very expensive to remedy, and could damage our reputation and discourage new and existing users from using our products and services. Any disruptions could increase costs and make profitability even more difficult to achieve.

We may be unable to protect our intellectual property adequately or cost effectively, which may cause us to lose market share or reduce our prices.

Our success depends in part on our brand identity and our ability to protect and preserve our proprietary rights. We cannot assure you that we will be able to prevent third parties from using our intellectual property rights and technology without our authorization. We do not own any patents on our technology. Rather, to protect our intellectual property, we rely on trade secrets, common law trademark rights and trademark registrations, as well as confidentiality and work for hire, development, assignment and license agreements with our employees, consultants, third party developers, licensees and customers. However, these measures afford only limited protection and may be flawed or inadequate. Also, enforcing our intellectual property rights could be costly and time-consuming and could distract management’s attention from operating business matters.

Our intellectual property may infringe on the rights of others, resulting in costly litigation.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. In particular, there has been an increase in the filing of suits alleging infringement of intellectual property rights, which pressure defendants into entering settlement arrangements quickly to dispose of such suits, regardless of their merits. Other companies or individuals may allege that we infringe on their intellectual property rights. Litigation, particularly in the area of intellectual property rights, is costly and the outcome is inherently uncertain. In the event of an adverse result, we could be liable for substantial damages and we may be forced to discontinue our use of the subject matter in question or obtain a license to use those rights or develop non-infringing alternatives. Any of these results would increase our cash expenditures, adversely affecting our financial condition.

We may not be able to manage our growth effectively, which could adversely affect our operations and financial performance.

The ability to manage and operate our business as we execute our growth strategy will require effective planning. Significant rapid growth could strain our internal resources, leading to a lower quality of customer service, reporting problems and delays in meeting important deadlines resulting in loss of market share and other problems that could adversely affect our financial performance. Our efforts to grow have placed, and we expect will continue to place, a significant strain on our personnel, management systems, infrastructure and other resources. Our ability to manage future growth effectively will also require us to successfully attract, train, motivate, retain and manage new employees and continue to update and improve our operational, financial and management controls and procedures. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

Being a public company will increase our administrative costs, which could result in lower net income, and make it more difficult for us to attract and retain key personnel.

As a public company, we will incur significant legal, accounting and other expenses that Knobias did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, have required changes in corporate governance practices of public companies. We expect that these new rules and regulations will increase our legal and financial compliance costs and make some activities more time consuming. For example, we will create several board committees, implement additional internal controls and disclosure controls and procedures, retain a transfer agent, a bank note company, and a financial printer, adopt an insider trading policy and incur costs relating to preparing and distributing periodic public reports in compliance with our obligations under the securities laws. These new rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers.

We do not anticipate paying dividends in the foreseeable future. This could make our stock less attractive to potential investors.

We anticipate that we will retain all future earnings and other cash resources for the future operation and development of our business and we do not intend to declare or pay any cash dividends in the foreseeable future. Future payment of cash dividends will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial condition and capital requirements. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

The existence of outstanding options and warrants may impair our ability to obtain additional equity financing.

The existence of outstanding options and warrants may adversely affect the terms at which we could obtain additional equity financing. The holders of these options and warrants will have the opportunity to profit from a rise in the value or market price of common stock and to exercise them at a time when we could obtain equity capital on more favorable terms than those contained in these securities.

It may be difficult for a third party to acquire us, and this could depress our stock price.

Delaware corporate law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that could delay, defer or prevent a change in control of our company or our management. These provisions could discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of common stock. For example:

•	Without prior stockholder approval, the board of directors has the authority to issue one or more classes of preferred stock with rights senior to those of common stock and to determine the rights, privileges and preferences of that preferred stock;

•	There is no cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	Stockholders cannot call a special meeting of stockholders and cannot act by written consent; and

•	Our Bylaws establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

Description of Property

Our offices are located in leased facilities at Building 2, Suite 500, 875 North Park Drive, Ridgeland, Mississippi 39157. The 7,576 square-foot facility includes offices and computer equipment and maintenance areas. The monthly rent for our office space is $7,576. We also lease residential property in Jersey City, New Jersey, for a monthly rent of approximately $2,300, in order to provide accommodations for our officers and employees who travel frequently to the New York area.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of each class of capital stock of the Company beneficially owned as of the effective time of the Merger, by:

•	each person who is known by us to beneficially own 5% or more of each class of our capital stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers, as a group.

Unless otherwise indicated, the address of each of the persons listed below is Knobias, Inc., Building 2, Suite 500, 875 North Park Drive, Ridgeland, Mississippi 39157. Unless otherwise indicated in the footnotes to the following table, shares are owned of record and beneficially by the named person. For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after November 15, 2004. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership
	Common Stock		%	Series A Preferred Stock		%
5% Beneficial Owners (other than directors and executive officers):

Internet Productions, LLC	12,269,346	(1)	24.2	0		0

Duncan Capital Group, LLC 830 Third Avenue New York, NY 10022	9,973,366	(2)	19.5	208,333	(2)	21.7

Bushido Capital Master Fund, L.P. 309 GT Upland House, South Church St. George Town, Grand Cayman Islands	1,583,333	(3)	3.0	208,333		21.7

DCOFI Master LDC 830 Third Avenue, 14th Floor New York, NY 10022	2,499,999	(4)	4.7	83,333		8.7

Cornell Capital Partners, LP 101 Hudson Street, Suite 3700 Jersey City, NJ 07302	1,500,001	(5)	2.9	416,667		43.5

Directors and executive officers:

Robert L. Atkins P. O. Box 2587 Madison, MS 39130	331,242	(1)(6)	*	0		0

Timothy J. Aylor 9410 South Tropical Trail Merritt Island, FL 32952	377,454	(1)(7)	*	0		0

Gregory E. Ballard	5,548,905	(1)	10.9	0		0

Danny M. Dunnaway P. O. Box 545 Brookhaven, MS 39602	2,553,105	(1)(8)	5.0	0		0

E. Key Ramsey	12,269,346	(1)	24.2	0		0

Joseph L. Stephens P. O. Box 1178 Magee, MS 39111	1,474,745	(9)	2.9	0		0

Kevin T. Crow 5120 Park Brooke Walk Way Atlanta, GA 30022	0		0	0		0

All directors and executive officers as a group	16,782,982	(10)	33.1	0		0

*	Less than 1% of class

(1)	Based upon the membership interests of certain directors and executive officers, or their affiliates and associates, in Internet Productions, LLC, as set forth below, such persons will have beneficial ownership of a portion of the common stock owned by Internet Productions, LLC, as follows:

Name	Membership Interest	Shares
Timothy J. Aylor	0.6155513%	75,524
Robert L. Atkins	0.5857045%	71,862
Gregory E. Ballard	36.2258742%	4,444,667
Danny M. Dunnaway, LLC	0.6155513%	75,524
E. Key Ramsey	38.4710756%	4,720,138
Ballard Childrens Trust	9.0%	1,104,238
Ramsey Childrens Trust	6.75%	828,180

As the manager of Internet Productions, LLC, Mr. Ramsey has sole voting power with respect to all of the shares owned by such entity.

(2)	See “Certain Relationships and Related Transactions” for a description of the transactions pursuant to which Duncan Capital Group, LLC acquired shares of common stock. Common stock beneficially owned includes a warrant to purchase 25,000 shares of common stock issued to Bridges and PIPES, LLC, an affiliate of Duncan Capital, and 416,666 shares of common stock into which the shares of Series A Preferred Stock are currently convertible, held by Bridges and Pipes, LLC. The shares of Series A Preferred Stock beneficially owned by Duncan Capital consist of 208,333 shares held by Bridges and PIPES, LLC.

(3)	Includes (i) 416,666 shares of common stock into which the shares of Series A Preferred Stock are currently convertible, (ii) 416,667 shares of common stock into which the Note held by Bushido Capital Master Fund, L.P. is currently convertible and (iii) a warrant to purchase 750,000 shares of common stock.

(4)	Includes (i) 166,666 shares of common stock into which the shares of Series A Preferred Stock are convertible, (ii) 833,333 shares of common stock into which the Note held by DCOFI Master LDC is currently convertible and (iii) a warrant to purchase 1,500,000 shares of common stock.

(5)	Includes 833,334 shares of common stock into which the shares of Series A Preferred Stock are convertible.

(6)	Includes options to purchase 3,500 shares of common stock which are exercisable and 255,880 shares held in an IRA account for Mr. Atkins.

(7)	Includes 298,430 shares owned jointly with his wife, and options to purchase 3,500 shares of common stock which are exercisable.

(8)	Includes (i) 86,070 shares owned by Mr. Dunnaway as custodian for a minor child, (ii) 118,223 shares held in an IRA account for Mr. Dunnaway, (iii) 85,096 shares owned by his wife, (iv) 413,025 shares owned by the Danny M. Dunnaway Charitable Remainder Unitrust, (v) 413,025 shares owned by the Danny M. Dunnaway Foundation and (vi) options to purchase 3,500 shares of common stock which are immediately exercisable.

(9)	Includes options to purchase 3,500 shares of common stock which are immediately exercisable.

(10)	Includes the 12,269,346 shares owned by Internet Productions, LLC, as described in Note 1 above, and the shares described in Notes 6 through 9 above.

Directors, Executive Officers, Promoters and Control Persons

At the closing of the Merger, the membership of our board of directors was increased from three directors to seven directors. As required by the Merger Agreement, the persons who constituted our officers and directors prior to the Merger resigned from their respective positions, and the persons listed in the following table became our directors and officers. None of the individuals who previously served as directors of the Company resigned from our board of directors because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The following table sets forth information regarding the members of the board of directors and executive officers of the Company. The directors listed below will serve until the next annual meeting of our stockholders and until their respective successors are duly elected and qualified.

Name	Age	Position
E. Key Ramsey	44	Director, Chairman, President, CEO
Gregory E. Ballard	38	Director, Vice President, COO
Robert L. Atkins	44	Director, Secretary
Timothy J. Aylor	39	Director
Danny M. Dunnaway	55	Director
Joseph L. Stephens	46	Director
Kevin T. Crow	43	Director

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

E. Key Ramsey. Mr. Ramsey was a self-employed residential and commercial real estate developer for over 17 years, prior to creating the Knobias business concept with co-founder Greg Ballard, in November 1999. He has served as President and a director of Knobias since March 2000.

Gregory E. Ballard. Mr. Ballard was self-employed for approximately 12 years in the residential and commercial design and construction business. He was a co-founder with Mr. Ramsey of the Knobias business concept and has designed and created Knobias’ extensive and flexible databases and the Knobias.com web site. He has served as Chief Operating Officer and a director of Knobias since March 2000. From March 2000 to March 2002, he was also Secretary of Knobias.

Robert L. Atkins. Mr. Atkins has been in the insurance business for more than 20 years. Since January 1999, he has managed a multi-line insurance agency consisting of five producers and four staff members in three separate offices. He is a Chartered Life Underwriter (CLU) and Life Underwriting Training Council Fellow (LUTCF). Mr. Atkins has been a director of Knobias since March 2000 and has served as Secretary since March 2002.

Timothy J. Aylor. Mr. Aylor has been employed by affiliates of General Electric for more than 15 years, and is currently Vice-President Finance for GE Capital, a global financial management company with portfolio assets totaling $6 billion. He has served as a director of Knobias since March 2000.

Danny M. Dunnaway. Mr. Dunnaway has been a private investor for more than the past five years, and has served as a director of Knobias since March 2000.

Joseph L. Stephens. Mr. Stephens is the President of Rehabilitation Centers, Inc., which provides residential treatment, health services and educational services for handicapped children in Mississippi and Arkansas. He has served as a director of Knobias since March 2000.

Kevin Crow. Since April 2004, Mr. Crow has been the Chief Executive Officer of Diversified Corporation Solutions, LLC, a business advisory company. From September 2000 to December 2003, Mr. Crow was the General Manager of the San Diego Spirit of the Women’s United Soccer Association, a professional athletic league, and then Chief Operating Officer of the Women’s United Soccer Association. He was President of ZipDirect, LLC, a full service printing, mailing and shipping company, from February 1994 to September 2000. He is a director of Grant Life Sciences, Inc. Mr. Crow is the brother of Michael Crow, who serves as the Chairman and Chief Executive

Officer of Duncan Capital Group LLC, which is the Company’s financial advisor and beneficially owns 19.5% of the outstanding common stock, and 21.7% of the outstanding Series A Preferred Stock, of the Company.

Except as described above, there are no family relationships among any of our new directors and executive officers. In connection with a memorandum of understanding entered into earlier this year between Knobias and Duncan Capital, Duncan Capital was entitled to designate a representative to our board of directors upon consummation of the Merger, and Mr. Crow is to serve as Duncan Capital’s representative. No other arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control in the future.

Executive Compensation

The following table sets forth for the years ended December 31, 2003, 2002 and 2001, certain information as to the total cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities for our company and Knobias, as applicable, by the respective chief executive officers and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation			All Other Compensation ($)
					Awards		Payouts
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)
E. Key Ramsey, President and CEO of the Company after the Merger and President of Knobias	2003 2002 2001	135,000 135,000 135,500	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Gregory E. Ballard, Vice President and COO of the Company after the Merger and COO of Knobias	2003 2002 2001	135,000 135,000 135,500	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Geoff Williams, President and CEO of the Company prior to the Merger	2003 2002 2001	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Knobias, Inc. 2004 Stock Incentive Plan

The following is a brief summary of the stock incentive plan, a copy of which is attached hereto as Exhibit 10.1. The following summary is qualified in its entirety by reference to the stock incentive plan.

Types of Awards

The stock incentive plan provides for the grant of non–statutory stock options, restricted stock, restricted stock units, stock appreciation rights, incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and other stock-based awards. No more than 50% of the total number of shares of common stock covered by the stock incentive plan may be issued pursuant to awards that are not options or stock appreciation rights.

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. Outstanding options may not be amended to provide an exercise price per share which is lower than the then current exercise price per share of such outstanding options. The board of directors may not cancel any outstanding options and grant in substitution for such options new options under the stock incentive plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then current exercise price per share of the cancelled options. The board of directors will, however, have the power to amend stock options to convert them into stock appreciation rights and make other amendments to options, provided that the optionee must consent to such action unless the board determines that the action would not materially and adversely affect the optionee.

Restricted Stock and Restricted Stock Unit Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered in the future subject to such terms and conditions on the delivery of the shares as the board of directors may determine.

Restricted stock and restricted stock unit awards granted under the stock incentive plan may vest (i) solely on the basis of passage of time, (ii) solely based on achievement of specified performance criteria or (iii) upon the passage of time, subject to accelerated vesting if specified performance criteria are met. The board of directors may determine, at the time of grant, that a restricted stock or restricted stock unit award being made to an officer will vest solely upon achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each restricted stock or restricted stock unit award intended to so qualify for purposes of Section 162(m) of the Code will be based on one or more of the following measures: sales, earnings per share, return on net assets, return on equity, and customer service levels.

Except as noted below, (i) restricted stock and restricted stock units that vest solely on the basis of passage of time may vest no faster than ratably over three years; and (ii) restricted stock and restricted stock units that vest based on achievement of specified performance criteria, or provide for accelerated vesting based upon achievement of specified performance criteria, may not vest earlier than the first anniversary of the date of grant. These vesting restrictions do not apply to restricted stock and restricted stock unit awards collectively with respect to up to 5% of the total number of shares of common stock covered by the stock incentive plan. In addition, the board of directors may make exceptions to the vesting limitations described above in the event of the recipient’s death, a change in control or other extraordinary circumstances specified in the stock incentive plan.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder on exercise to receive, at the election of the company, an amount in cash or common stock or a combination thereof determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index.

Other Stock-Based Awards. Under the stock incentive plan, the board of directors has the right to grant other awards of common stock or awards otherwise based upon common stock or other property, including without limitation rights to purchase shares of common stock, having such terms and conditions as the board may determine.

Eligibility to Receive Awards

Employees, officers, directors, consultants, advisors and other service providers are eligible to be granted awards under the stock incentive plan. The maximum number of shares with respect to which awards may be granted to any participant under the stock incentive plan may not exceed 5 million shares per calendar year.

Stock Available for Awards

Awards may be made under the stock incentive plan for up to 5 million shares of common stock.

New Plan Benefits

At the effective time of the Merger, approximately 39 persons were eligible to receive awards under the stock incentive plan, including two executive officers and four non-employee directors of Knobias, who became officers and directors of the Company at the effective time of the Merger. The following table provides certain information with respect to options granted under the stock incentive plan at the effective time of the Merger.

NEW PLAN BENEFITS

Knobias, Inc. 2004 Stock Incentive Plan

Name and Position	Nonqualified Stock Options
	Shares Subject to Options at an Exercise Price of $3.004 per Share	Shares Subject to Options at an Exercise Price of $1.295 per Share
Executive Officers	0	0
Non-Executive Director Group	8,000	6,000
Non-Executive Officer Employee Group	57,500	87,000

The granting of future awards under the stock incentive plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Administration

The stock incentive plan is administered by the board of directors. The board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the stock incentive plan and to interpret the plan’s provisions. The board may also delegate authority under the stock incentive plan to a committee of the board of directors. The board may also delegate authority under the stock incentive plan to one or more officers, except that the board will fix the terms of the awards to be granted by such officers and the maximum number of shares subject to awards that the officers may grant. No officer will be authorized to grant awards to himself or herself.

Subject to any applicable delegation by the board of directors and any applicable limitations contained in the stock incentive plan, the board of directors selects the recipients of awards and determines:

•	the number of shares of common stock covered by options and the dates upon which such options become exercisable;

•	the exercise price of options, which may not be less than 100% of the fair market value of common stock;

•	the duration of options, which may not exceed 10 years;

•	the terms of stock appreciation rights and the dates or conditions upon which such stock appreciation rights become exercisable; and

•	the number of shares of common stock subject to any restricted stock, restricted stock unit or other stock-based awards and the terms and conditions of such awards, including, if applicable, conditions for repurchase, issue price and repurchase price.

We are required to make appropriate adjustments or substitutions in connection with the stock incentive plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization to the extent the board of directors deems such adjustment or substitution to be necessary and appropriate. The stock incentive plan also contains provisions addressing the consequences of any “reorganization event,” which is defined as:

•	any merger or consolidation of with or into another entity as a result of which all of the common stock is converted into or exchanged for the right to receive cash, securities or other property; or

•	any exchange of all of common stock for cash, securities or other property pursuant to a share exchange transaction.

If any award expires or is terminated, surrendered or canceled without having being fully exercised, is forfeited in whole or in part, or results in any common stock not being issued because (i) the award is settled for cash, or (ii) shares are used to satisfy the exercise price or tax withholding obligation, the unused shares of common stock covered by such award will again be available for grant under the stock incentive plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Termination or Amendment

No award may be made under the stock incentive plan after the completion of ten years from the date on which the plan is approved by our stockholders, but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the stock incentive plan, except that no award designated as subject to Section 162(m) of the Code by the board of directors after the date of such amendment shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment shall have been approved by our stockholders. In addition, without the approval of our stockholders, no amendment may:

•	increase the number of shares authorized under the stock incentive plan;

•	materially increase the benefits provided under the stock incentive plan;

•	materially expand the class of participants eligible to participate in the stock incentive plan;

•	expand the types of awards provided under the stock incentive plan; or

•	make any other changes which require stockholder approval under the rules of the national securities market on which the shares of common stock are quoted.

No award may be made that is conditioned on the approval of our stockholders of any amendment to the stock incentive plan.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the stock incentive plan. This summary is based on the tax laws in effect as of the date of this information statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by our company, Knobias, or any other 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit if sales proceeds exceed the exercise price. The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the vesting date and otherwise will be short-term.

Restricted Stock Units. A participant will have income from a restricted stock unit equal to the difference of the fair market value of the stock on the date of delivery of the stock less the purchase price. A participant is not permitted to make a Section 83(b) election for a restricted stock unit.

Stock Appreciation Rights and Other Stock–Based Awards. The tax consequences associated with stock appreciation rights and any other stock–based awards granted under the stock incentive plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Key Man Insurance

We currently pay annual premiums of approximately $1,270, $2,345, and $490 for life insurance policies in the amounts of $1,500,000, $1,500,000, and $1,000,000, respectively, on the lives of E. Key Ramsey, our President and Chief Executive Officer, Gregory E. Ballard, our Vice President and Chief Operating Officer, and Ken Ivey, the Chief Information Officer of Knobias. The proceeds of each policy are payable to Knobias.

Certain Relationships and Related Transactions

Simultaneously with the execution of the Merger Agreement, Knobias entered into conversion agreements with the holders of its outstanding debentures, in the aggregate principal amount of $1,050,000, which provided that the entire principal amount of, and approximately one-half of the accrued and unpaid interest on, the debentures would be converted at the time of the Merger into shares of common stock. The remaining amount of the interest due was paid in cash to such holders upon the closing of the Merger transaction. Certain directors of Knobias or their affiliates were holders of debentures in the aggregate principal amount of $650,000, and received common stock and cash payments as set forth in the following table:

Debenture Holder	Original Principal Amount of Debenture	Accrued Interest	Total Due	Shares of Common Stock Issued at Closing	Cash Paid At Closing
Dunnaway Trust	$200,000	$73,250	$273,250	413,025	$36,625
Dunnaway Foundation	$200,000	$73,250	$273,250	413,025	$36,625
Joseph L. Stephens	$250,000	$30,657	$280,657	463,127	$15,328
Total	$650,000	$177,157	$827,157	1,289,177	$88,578

Pursuant to a Contribution, Assignment and Escrow Agreement by and among Knobias, the Company and Duncan Capital, at the closing of the reverse Merger transaction Duncan Capital (i) contributed to Knobias all of Duncan Capital’s right, title and interest in and to all of the units of membership interest in Kollage held by Duncan, free and clear of all liens, claims, liabilities and encumbrances and (ii) canceled and forgave all outstanding indebtedness owed to Duncan Capital by Kollage, in the aggregate principal amount of $400,000. In consideration for the foregoing, Duncan Capital received an aggregate of 9,531,700 shares of our common stock.

Prior to the closing of the Merger transaction, Knobias borrowed $350,000, in two separate bridge loan transactions, from an affiliate of Duncan Capital. These loans, which were unsecured, bore interest at the rate of 8.5% per annum, and the entire principal balance and all accrued and unpaid interest thereon, was paid upon the closing of the Merger transaction from the proceeds of the private placement of our Series A Preferred Stock and the issuance of the Notes. In connection with these bridge loan transactions, Knobias issued to the lender a warrant to purchase 25,000 shares of common stock. At the closing of the Merger transaction, that warrant was canceled and we issued a warrant to such lender to purchase 25,000 shares of our common stock.

In connection with the closing of the Merger, we used a portion of the proceeds from our sale of Series A Preferred Stock and Notes to repay the principal of and accrued interest on a line of credit with a local commercial bank, which line of credit was personally guaranteed by our directors. As a result of such repayment, our directors have been released from their guarantees.

Description of Securities

The following description is a summary of the material terms of the Company’s common stock and preferred stock, in accordance with the applicable requirements of Delaware law, our Amended and Restated Certificate of Incorporation that was filed immediately prior to the Merger transaction and our Amended and Restated Bylaws adopted by the board of directors following the Merger. This summary is qualified by reference to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are attached hereto as Exhibits 3.3 and 3.4, respectively, and by provision of applicable law.

Our authorized capital stock consists of 100,000,000 shares, including:

•	95,000,000 shares of common stock, $0.01 par value per share, of which 50,666,667 shares currently are issued and outstanding; and

•	5,000,000 shares of preferred stock, $0.01 par value per share, of which 2,000,000 shares have been designated as Series A Convertible Preferred Stock, and of which 958,333 are currently issued or outstanding.

As described above, prior to the consummation of the Merger, we effected a one-for-three reverse stock split, in which each three shares of common stock issued and outstanding immediately prior to the filing of our Amended and Restated Certificate of Incorporation (the “Old Common Stock”) was automatically and without any action on the part of the holders thereof reclassified as and changed, pursuant to a reverse stock split, into one share of common stock, par value $0.01 per share (the “New Common Stock”). Each holder of a certificate or certificates which represented outstanding shares of Old Common Stock will be entitled to receive upon surrender of the old stock certificates to the Company’s transfer agent for cancellation, a certificate or certificates representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock so surrendered are reclassified. No certificate or scrip representing fractional share interests in New Common Stock will be issued, and no fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Company. All fractional shares of Common Stock are rounded to the next higher whole number of shares of Common Stock. As a result of the reverse stock split, the 7,499,480 shares of our common stock outstanding prior to the Merger were reverse split into 2,500,000 shares issued and outstanding immediately prior to the Merger.

Common Stock

Holders of common stock are entitled to one vote per share with respect to each matter submitted to a vote of the stockholders, subject to voting rights that may be established for shares of preferred stock, if any. Except as may be provided in connection with such preferred stock or as otherwise may be required by law, the common stock is the only capital stock entitled to vote in the election of directors. The common stock does not have cumulative voting rights.

Subject to the rights of holders of preferred stock, if any, holders of common stock are entitled to receive dividends and distributions lawfully declared by the board of directors. If the Company liquidates, dissolves, or winds up its business, whether voluntarily or involuntarily, holders of common stock will be entitled to receive any assets available for distribution to stockholders after the Company has paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series of preferred stock.

The outstanding shares of common stock are paid and nonassessable. The common stock does not have any preemptive, subscription or conversion rights. We may issue additional shares of authorized common stock as it is authorized by its board of directors from time to time, without stockholder approval.

Preferred Stock

Our board of directors is authorized to provide for the issuance of shares of preferred stock in multiple series without the approval of stockholders. With respect to each series of preferred stock, the board of directors has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if the Company dissolves or liquidates;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, preferences or limitations of such series.

Rights with respect to shares of preferred stock will be subordinate to the rights of our general creditors. Shares of preferred stock that we issue will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified otherwise.

Series A Convertible Preferred Stock

Simultaneously with the closing of the Merger transaction, the Company issued 958,333 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) to five institutional investors at a price of $1.20 per share, in a transaction exempt from the registration requirements of the federal securities laws. The following is a description of the terms and conditions of the Series A Preferred Stock.

The Series A Preferred Stock will rank senior to the common stock and may rank junior to equity securities issued in the future.

Holders of Series A Preferred Stock will receive an annual cumulative dividend of $0.12 per share payable semi-annually on April 30 and October 31 of each year beginning April 30, 2005. Holders of Series A Preferred Stock who refer customers to the Company or are themselves customers of the Company, will receive a dividend equal to the greater of the cumulative dividend of $0.12 per share or a non-cumulative dividend equal to a minimum of 10% and a maximum of 25% of the net income from fees received by the Company from each referred customer and from the holder itself for (i) access to the Company’s internet-based financial services platform and (ii) execution of customer securities transactions.

Upon an acquisition or liquidation of the Company, each holder of Series A Preferred Stock will receive an amount equal to the purchase price for each share held plus any cumulative dividends and any declared but unpaid noncumulative dividends (the “Preference Amount”) in preference to any distribution to the holders of common stock. After the payment of the Preference Amount to the holders of Series A Preferred Stock, the remaining assets will be distributed ratably to the holders of common and Series A Preferred Stock on an “as converted” basis. An “acquisition” includes a Merger, consolidation, or sale of all or substantially all of the assets of the Company in any transaction or series of related transactions in which the stockholders of the Company do not own 50% of the voting power of the surviving corporation.

Each share of Series A Preferred Stock may be converted at any time at the option of the holder into two (2) shares of common stock, subject to adjustment as provided below. In addition in the event that (i) the Company’s pre-tax net income for the three month period ending December 31, 2005, calculated on an annualized basis, is less than $2,000,000, or (ii) the average closing price of the Company’s common stock for the month of December 2005 is less than $1.00 per share, then each share of the Series A Preferred Stock may be converted, at the option of the holder, into four (4) shares of common stock.

The conversion ratio of the Series A Preferred Stock will be subject to a weighted average adjustment if the Company issues additional equity securities at a price less than the then-applicable conversion price. No adjustment will be made for shares issuable upon the exercise of currently outstanding securities (including options and warrants), the issuance or exercise of options for common stock that may be issued pursuant to the Stock Incentive Plan, or shares issued to banks or other institutional lenders. The conversion price initially will equal the purchase price. The conversion price will also be subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like.

The holders of Series A Preferred Stock and common stock will vote together and not as a separate class, except as required by law. The Series A Preferred Stock will have such number of votes as is equal to the number of shares of common stock then issuable upon conversion.

We also entered into a Registration Rights Agreement with the purchasers of the Series A Preferred Stock, pursuant to which we agreed to file a registration statement with the SEC under the Securities Act, and to cause the registration statement to be effective within 150 days following the closing of the offering, to register for resale the shares of our common stock into which the Series A Preferred Stock is convertible. We are obligated to maintain the effectiveness of the registration statement for a period of 120 days. If the registration statement is not timely filed or declared effective within the 150 day period, we will be obligated to make payments, as liquidated damages, to the purchasers in the aggregate amount of 1% of the gross proceeds of the offering for every month, pro rata, that we are in default of such obligations.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of the preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of common stock. Although the board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of the stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. The board of directors will not seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Warrants

Incident to the Merger, the Company assumed, on a one-share-for-one-share basis, the obligations of Knobias to issue 891,218 shares of common stock in respect of assumed Knobias warrants, at an exercise price of $3.25 per share. The assumption by the Company of Knobias’ obligations under the foregoing securities previously issued by Knobias was required by the terms of the Merger Agreement and effective as of the effective date of the Merger, which was November 15, 2004.

To the extent the assumption by the Company of Knobias’ obligations with respect to such outstanding securities of Knobias constitutes an offer and sale of securities, such securities were offered and sold in reliance on exemptions from registration provided by Regulation D and Section 4(2) of the Securities Act. The warrants may be exercised by the holders thereof in whole or in part at any time, and from time to time, during the eighteen (18) calendar month period beginning on the corresponding date which is six months immediately following the first date on which any shares of common stock of the Company have been registered pursuant to an effective registration statement under the Securities Act, and ending on the second anniversary of such effective date. The warrants are exercisable at a price of $3.25 per share, subject to certain adjustments, as described below.

In connection with the bridge loan transactions in September and November 2004 between Knobias and Bridges and Pipes, LLC, an affiliate of Duncan Capital, Knobias issued to Bridges and Pipes, LLC a warrant to purchase 25,000 shares of common stock at an exercise price of $.60 per share. The warrant was canceled at the effective time of the Merger and was replaced by a warrant issued by the Company for the same number of shares of common stock of the Company at the same exercise price. In addition, in connection with the offer and sale of the Series A Preferred Stock, we issued a warrant to Duncan Capital, LLC to purchase 178,750 shares of common stock at an exercise price of $.60 per share. The warrants are exercisable, in whole or in part, at any time during the five years commencing on the date of the Merger. These warrants were offered and sold in reliance on an exemption from registration provided by Regulation D and Section 4(2) of the Securities Act.

We also issued warrants to the Note Purchasers in connection with the issuance of the Notes. Such warrants entitle the holders to purchase up to 3,000,000 shares of our common stock for $.01 per share at any time during the five years commencing on the date of the issuance of the Notes. Each warrant provides that the holder will not have any right to exercise the warrant to the extent that, after giving effect to the exercise, the holder and its affiliates would beneficially own in excess of 4.99% of the outstanding shares of common stock of the Company. These warrants were offered and sold in reliance on an exemption from registration provided by Regulation D and Section 4(2) of the Securities Act.

The shares of our common stock underlying the warrants described above, when issued upon exercise and payment of the purchase price, will be fully paid and nonassessable.

The number and kind of securities or other property for which all of the warrants are exercisable and the exercise price are subject to adjustment upon the occurrence of certain events, including mergers, reorganizations, stock dividends, stock splits, and recapitalizations. Holders of warrants have no voting, dividend, or other rights as stockholders with respect to the shares underlying the warrants, unless and until the warrants are exercised.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information regarding the status of our existing equity compensation plans at November 15, 2004.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	158,500	$2.001	4,841,500
Equity compensation plan not approved by security holders	0	0	0
Total	158,500	00	4,841,500

Certain Provisions of our Certificate of Incorporation and Bylaws

The following discussion is a general summary of the material changes to our charter documents that we made pursuant to our Amended and Restated Certificate of Incorporation and bylaws, some of which may be deemed to have an “anti-takeover” effect, thereby possibly discouraging a third party from seeking control of the Company. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in the Amended and Restated Certificate of Incorporation and bylaws, reference should be made in each case to the document in question.

Number of Directors

Pursuant to the Amended and Restated Certificate of Incorporation, the number of directors is to be fixed by the Bylaws. The Amended and Restated Bylaws provide that the number of directors shall not be less than three nor more than nine, the exact number of which shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors has fixed the number of directors at seven (7).

Removal of Directors

Any director or the entire board of directors of the Company may be removed only for cause and only by the affirmative vote of the holders of at least 80% of the outstanding voting securities of the Company.

Special Meetings of Stockholders

Under the Amended and Restated Certificate of Incorporation, special meetings of stockholders of the Company may only be called by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive officer of the Company.

Actions by Stockholders Without a Meeting

Delaware law (the “DGCL”) provides that, unless otherwise provided in the certificate of incorporation, any action that could be taken at any meeting of stockholders of a corporation can be taken by written consent in lieu of a meeting, if consents are signed by stockholders holding the number of votes that would be necessary to authorize such action at a meeting. However, under the Amended and Restated Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Company must be taken at a duly called meeting of stockholders and may not be taken by stockholder written consent.

Amendment of Certificate of Incorporation and Bylaws

The DGCL generally provides that the approval of a corporation’s board of directors and the affirmative vote of a majority of all shares entitled to vote thereon is required to amend a corporation’s certificate of incorporation, unless the certificate specifies a greater voting requirement. The Amended and Restated Certificate of Incorporation states that its provisions regarding directors, meetings of stockholders, the prohibition on action of stockholders by written consent, indemnification of directors and officers, limitations on director liability and amendments of the certificate of incorporation and bylaws may be amended or repealed only by the affirmative vote of the holders of at least 80% of the outstanding voting shares of capital stock.

The DGCL generally provides that the power to adopt, amend or repeal bylaws shall be in the stockholders of a corporation; provided, however, that the certificate of incorporation may confer the power to adopt, amend or repeal bylaws on the board of directors. The Amended and Restated Certificate of Incorporation of the Company provides that the board of directors has the power to adopt, amend, or repeal the bylaws. Any action taken by the stockholders with respect to adopting, amending or repealing any bylaws may be taken only upon the affirmative vote of the holders of at least 80% of the outstanding voting shares of capital stock.

Stockholder Nominations

The Amended and Restated Bylaws of the Company set forth the procedures by which a stockholder may properly bring business, including nominations of members of the board of directors, before a meeting of stockholders. The stockholder must give advanced written notice to the secretary of the Company not less than 60 days or more than 90 days before the anniversary date of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder, to be timely, must be received not less than 30 days before the date of the annual meeting or by the 10th day following the day on which public disclosure of the annual meeting date was made, whichever occurs first. The notice must set forth background information regarding the persons to be nominated as required by Regulation 14A under the Exchange Act, and regarding the proposing stockholder, including information concerning (1) the name and address of the stockholder, (2) the class and number of shares of capital stock beneficially owned by each such stockholder and (3) any arrangements or understandings between the stockholder and the nominee.

No person is eligible for election as a director unless nominated in accordance with the foregoing procedures. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. The board of directors is not required to nominate in the annual proxy statement any person so proposed. Compliance with this procedure would permit a stockholder to nominate the individual at the stockholders’ meeting, and any stockholder may vote in person or by proxy for any individual that stockholder desires.

Limitation on Directors’ Liability

The Amended and Restated Certificate of Incorporation provides that a director will have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) the payment of unlawful dividends and the making of unlawful stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit.

Indemnification

The Amended and Restated Certificate of Incorporation provides that the Company will indemnify its officers, directors, employees, and agents to the fullest extent permitted by the DGCL. Under the DGCL, other than in actions brought by or in the right of the corporation, such indemnification would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, if such person had no reasonable cause to believe that the conduct was unlawful. In actions brought by or in the right of the corporation, such indemnification probably would be limited to reasonable expenses (including attorneys’ fees) and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any matter as to which such person is adjudged liable to the corporation, unless, and only to the extent that, the court determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper. To the extent that any director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding, as discussed herein, whether civil, criminal, administrative or investigative, such person must be indemnified against reasonable expenses incurred by such person in connection therewith.

It is anticipated that the Company will enter into indemnification agreements with its directors and executive officers providing for indemnification consistent with the foregoing.

Market For Common Equity and Related Stockholder Matters

Our common stock was accepted for quotation on the OTC Bulletin Board on January 5, 2004, under the trading symbol “COVSA.” Effective November 17, 2004, the trading symbol was changed to “KNBS,” to more accurately reflect the new Knobias name. Inclusion on the OTC Bulletin Board permits price quotations for our shares to be published by such service. We are not aware of any current active trading market for our common stock and only nominal trades have occurred since inclusion on the OTC Bulletin Board. We do not anticipate our shares to be traded actively in the public market. Also, secondary trading of our shares may be subject to certain state imposed restrictions. We have no plans, proposals, arrangements or understandings with any person concerning the further development of a trading market in any of our securities. Because there has been no established public trading market for our securities, no trading history is presented herein.

Knobias, prior to the Merger, was not traded on a public trading market, and Knobias had no registered securities outstanding.

As of November 15, 2004, immediately upon the closing of the Merger, there were 50,666,667 shares of our common stock and 958,333 shares of our Series A Preferred Stock outstanding, held in the aggregate by approximately 530 stockholders of record.

The ability of an individual stockholder to trade shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer’s securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state. Our shares are most likely subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is:

•	registered and traded on a national securities exchange meeting specified criteria set by the SEC;

•	authorized for quotation on The NASDAQ Stock Market;

•	issued by a registered investment company;

•	excluded from the definition on the basis of price (at least $5.00 per share) or the issuer’s net tangible assets; or

•	exempted from the definition by the SEC.

Trading in our shares is subject to additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of shareholders to sell their shares.

It is anticipated that the common stock will continue to be listed on the OTC Bulletin Board, under the trading symbol “KNBS.” However, all of the outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act.

Under the provisions of Rule 144, restricted securities may be sold into the public market, subject to holding period, volume and other limitations set forth under the Rule. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including any person who may be deemed to be an “affiliate” (as the term “affiliate” is defined under the Securities Act), is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of

•	the average weekly trading volume in the common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale, or

•	1% of the shares then outstanding.

In order for a shareholder to rely on Rule 144, we must have available adequate current public information with respect to our business and financial status. A person who is not deemed to be an “affiliate” and has not been an affiliate for the most recent three months, and who has held restricted shares for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the various resale limitations of Rule 144.

Under Rule 144, the one-year holding period commenced as of the effective time of the Merger for the stockholders and Debenture holders of Knobias who received shares of common stock in the Merger. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

As of the effective time of the Merger, options to purchase a total of 158,500 shares of common stock were outstanding pursuant to our stock incentive plan, 65,500 of which are currently exercisable. As soon as practicable following the Merger transaction, and to the extent permitted under our other agreements, we intend to file a Form S-8 registration statement under the Securities Act to register all shares of common stock issuable under the Knobias, Inc. 2004 Stock Incentive Plan. Accordingly, shares of common stock underlying these options will be eligible for sale in the public markets, subject to vesting restrictions.

Our executive officers and directors at the effective time of the Merger also entered into lock-up agreements pursuant to which they have agreed not to offer, sell or otherwise dispose of all or a portion of the shares of our common stock owned by them, until the expiration of the Standby Equity Distribution Agreement, except for sales pursuant to SEC Rule 144.

Dividend Policy

While there are no restrictions on the payment of dividends, we have not declared or paid any cash or other dividend on shares of our common stock in the last two fiscal years, and we presently have no intention of paying any cash dividend in the foreseeable future. Our current policy is to retain earnings, if any, to finance the expansion of our business. The future payment of dividends will depend on the results of operations, financial condition, capital expenditure plans and other factors that we deem relevant and will be at the sole discretion of our board of directors.

Legal Proceedings

We are not currently a party to any material pending legal proceedings. Knobias is a party to an agreement with a provider of certain financial information, which provider has claimed that Knobias owes certain payments under such agreement that have not been made. Knobias denies that it owes any money, in that the provider has failed to perform under the agreement. In the event that such dispute should lead to litigation, Knobias intends to defend such action vigorously.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

In accordance with the requirements of the Merger Agreement, the board of directors approved the selection of Horne CPA Group as the Company’s Independent Registered Public Accounting Firm for 2004, which appointment was effective immediately following the effective time of the Merger. Such selection was ratified by the written consent of the controlling stockholders of the Company prior to the Merger. Horne CPA Group has served as the independent accounting firm for Knobias for several years. HJ & Associates, LLC served as our auditors for several years, but will no longer serve in that capacity following the effective time of the Merger. HJ & Associates’ reports on our consolidated financial statements for each of the last two fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report on our financial statements as of and for the years ended December 31, 2003 and 2002, contained a separate paragraph stating as follows:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage company with a deficit in working capital and stockholders equity in addition to no significant operating results to date, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the years ended December 31, 2003 and 2002 and through the date hereof, we did not consult Horne CPA Group regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Principal Accountant Fees and Services

The following table sets forth fees billed to the Company by our auditors during the fiscal years ended December 31, 2003 and 2002 for:

•	services rendered for the audit of our annual financial statements and the review of our quarterly financial statements;

•	services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees;

•	services rendered in connection with tax compliance, tax advice and tax planning; and

•	all other fees for services rendered.

	Year Ended December 31, 2003	Year Ended December 31, 2002
Audit Fees	$4,203	$3,544
Audit Related Fees	0	0
All Other Fees	0	0
Total Fees	$4,203	$3,544

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by HJ & Associates in connection with statutory and regulatory filings or engagements. Audit-related fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, which are not reported under “Audit Fees.” Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. All other fees consist of fees for products and services other than the services reported above. Prior to our engagement of our independent auditor, such engagement was approved by our board of directors. The services provided under this engagement may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre- approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to report to the board of directors at least quarterly regarding the extent of services provided by the independent auditors in accordance with this pre- approval, and the fees for the services performed to date. The board of directors may also pre-approve particular services on a case-by-case basis. All audit-related fees, tax fees and other fees incurred by us for the year ended December 31, 2003, were approved by the board of directors.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

The common stock issued to the owners of Knobias stock and debentures in consideration for the conversion of their shares and debentures pursuant to the Merger Agreement, and the warrants issued to former holders of Knobias warrants, were not registered under the Securities Act. The shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The shares are deemed “restricted stock” and will bear a legend indicating that the resale of such shares may be made only pursuant to registration under the Securities Act or pursuant to an available exemption from such registration.

As described above, simultaneously with the closing of the Merger transaction, the Company issued 958,333 shares of Series A Preferred Stock to four institutional investors at a price of $1.20 per share, in a transaction exempt from the registration requirements of the federal securities laws. The gross proceeds from such transaction were $1,150,000. The shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of

Regulation D promulgated thereunder. The investors were all “accredited investors” as that term is defined under Regulation D. The investors were all provided a confidential private offering memorandum and executed subscription agreements in which they made representations regarding their sophistication and qualification as accredited investors. The proceeds of the private placement were used to pay certain expenses in connection with the Merger, repay certain indebtedness, and for other general corporate purposes.

As described above, simultaneously with the closing of the Merger transaction, the Company executed the Standby Equity Distribution Agreement with Cornell Capital. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital shares of the Company’s common stock, par value $.01 per share, for a total purchase price of up to $10.0 million. Upon execution of the Standby Equity Distribution Agreement, Cornell Capital received 666,667 shares of common stock and a structuring fee of $15,000. Such shares were issued, and the future issuance of shares under the Standby Equity Distribution Agreement will be, in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder, based upon the representation of Cornell Capital that it is an “accredited investor” as that term is defined under Regulation D. The Company also entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer, pursuant to which the Company engaged Newbridge Securities Corporation to act as its exclusive placement agent in connection with the Standby Equity Distribution Agreement, and paid a fee of $10,000 to Newbridge Securities Corporation.

As described above, on November 15, 2004, pursuant to a Securities Purchase Agreement, we issued and sold to the Note Purchasers an aggregate of $1,000,000 in principal amount of the Company’s 8% Secured Convertible Notes due November 1, 2006 (the “Notes”) and issued warrants to the Note Purchasers to purchase an aggregate of 3,000,000 shares of common stock at an exercise price of $.01 per share. Such securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder, based upon the representation of the Note Purchasers that each is an “accredited investor” as that term is defined under Regulation D. The net proceeds from the issuance and sale of the Notes were approximately $925,000 (after payment of fees and expenses to the Note Purchasers). The Company utilized the proceeds to repay certain bank debt, pay certain expenses and other obligations in connection with the Merger, and for working capital.

In connection with the private placement of Series A Preferred Stock and the issuance of the Notes, the Company paid a sales commission in the amount of $136,500 to Duncan Capital, LLC, a registered broker-dealer, of which amount $50,000 was paid through the issuance of Series A Preferred Stock. In addition, we issued a warrant to Duncan Capital, LLC, to purchase 178,750 shares of common stock at an exercise price of $.60 per share.

THIS FORM 8-K DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES OF THE COMPANY. ANY OFFER OF SECURITIES MADE BY THE COMPANY OR ANY OTHER PERSON

ON THE COMPANY’S BEHALF MAY BE MADE ONLY PURSUANT TO OFFERING DOCUMENTS PREPARED BY THE COMPANY AND DELIVERED TO QUALIFIED PROSPECTIVE PURCHASERS EXPRESSLY FOR USE IN CONNECTION WITH OR PURSUANT TO AN EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT. THE ISSUANCE OF THESE SECURITIES HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT, AND THESE SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

Indemnification of Directors and Officers

Section 145 of the DGCL provides for indemnification of our officers, directors, employees and agents. Under our certificate of incorporation and bylaws, we will indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. We anticipate that we will enter into indemnification agreements with our directors and executive officers. We have been informed that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws, is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and in Item 2.01 above under the caption “Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities” is incorporated herein by reference.

Section 3–Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above under the caption “Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities” is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 above under the caption “Description of Securities” is incorporated herein by reference.

Section 4–Matters Related to Accountants and Financial Statements

Item 4.01.	Change in Registrant’s Certifying Accountant.

The information set forth in Item 2.01 above under the caption “Changes in and Disagreements With Accountants on Accounting and Financial Disclosure” is incorporated herein by reference.

Section 5–Corporate Governance and Management

Item 5.01.	Changes in Control of Registrant.

A change of control of the Company occurred as the result of the Merger transaction, pursuant to which the stockholders and debenture holders of Knobias became stockholders of the Company and collectively own more than 90% of the issued and outstanding shares of common stock.

The Company will continue to be a reporting company under the Exchange Act under the name “Knobias, Inc.” and will continue to file periodic reports (including annual and quarterly reports) and be subject to the proxy solicitation requirements of the Exchange Act. It is anticipated that our common stock will not be listed on any national securities exchange or on Nasdaq, but will continue to be listed on the OTC Bulletin Board, under the trading symbol “KNBS.” Our principal office will be same as the principal office of Knobias.

The information set forth in Item 2.01 above is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 2.01 above under the captions “Securities Ownership of Beneficial Owners and Management” and “Directors, Executive Officers, Promoters and Control Persons” is incorporated herein by reference.

Section 9–Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. The financial statements required by this Item 9.01(a) are not yet available. The Company expects that the financial statements will be completed and filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date of this Form 8-K.

(b) Pro Forma Financial Information. The pro forma financial statements required by this Item 9.01(b) are not yet available. The Company expects that the pro forma financial statements will be completed and filed by amendment to this Form 8-K as soon as practicable, but not later than 71 days after the date of this Form 8-K.

(c) Exhibits. The following exhibits are filed herewith or incorporated herein by reference as indicated.

Exhibit	Description

*2.1	Agreement and Plan of Reorganization, dated as of June 30, 2004, by and among Knobias Holdings, Inc., Consolidated Travel Systems, Inc. And KHI Acquisition, Inc. (Previously filed as Exhibit 2.1 to Form 8-K dated July 14, 2004)

2.2	First Amendment to Agreement and Plan of Reorganization, dated as of October 25, 2004, by and among Knobias Holdings, Inc., Consolidated Travel Systems, Inc. And KHI Acquisition, Inc.

*3.1	Certificate of Incorporation of the Company and all amendments thereto prior to the Merger transaction (Previously filed as Exhibit 3.1 to Form 10-SB dated November 9, 2001)

*3.2	By-Laws of the Company prior to the Merger transaction (Previously filed as Exhibit 3.2 to Form 10-SB dated November 9, 2001)

3.3	Amended and Restated Certificate of Incorporation of Knobias, Inc.

3.4	Amended and Restated Bylaws of Knobias, Inc.

3.5	Certificate of Designation of Series A Preferred Stock of Knobias, Inc.

3.6	Certificate of Merger of KHI Acquisition, Inc. with and into Knobias Holdings, Inc.

*4.1	Instruments defining rights of holders (Previously filed as Exhibit 4.1 to Form 10-SB dated November 9, 2001)

4.2	Standby Equity Distribution Agreement dated as of November 15, 2004, by and between Cornell Capital Partners, LP and the Company

4.3	Registration Rights Agreement dated as of November 15, 2004, by and between Cornell Capital Partners, LP and the Company

4.4	Escrow Agreement dated as of November 15, 2004, by and among Cornell Capital Partners, LP, the Company and David Gonzalez, Esq.

4.5	Placement Agent Agreement dated as of November 15, 2004, by and among Cornell Capital Partners, LP, the Company and Newbridge Securities Corporation

4.6	Registration Rights Agreement dated as of November 15, 2004, by and among the Company and the holders of the Company’s Series A Preferred Stock

4.7	Securities Purchase Agreement dated as of November 15, 2004, by and between the Company and the Note Purchasers

4.8	Form of 8% Secured Convertible Note due November 1, 2006 of the Company

4.9	Registration Rights Agreement dated as of November 15, 2004, by and between the Company and the Note Purchasers

4.10	Form of Common Stock Purchase Warrant dated November 15, 2004, issued by the Company to the Note Purchasers

4.11	Security Agreement dated as of November 15, 2004, by and between the Company and the Note Purchasers

4.12	Form of Subsidiary Guarantee dated as of November 15, 2004

4.13	Form of Warrant issued to former holders of Knobias warrants

4.14	Warrant to purchase 25,000 shares of common stock issued to Bridges and Pipes, LLC

4.15	Warrant to purchase 178,750 shares of common stock issued to Duncan Capital, LLC

10.1	Knobias, Inc. 2004 Stock Incentive Plan

10.2	Form of Option Agreement entered into with former holders of Knobias options

16.1	Letter from HJ & Associates, LLC

21	List of Subsidiaries

*	Incorporated herein by reference as indicated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOBIAS, INC.

Date: November 19, 2004	By	/s/ E. Key Ramsey
E. Key Ramsey
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

2.2	First Amendment to Agreement and Plan of Reorganization, dated as of October 25, 2004, by and among Knobias Holdings, Inc., Consolidated Travel Systems, Inc. And KHI Acquisition, Inc.

3.3	Amended and Restated Certificate of Incorporation

3.4	Amended and Restated Bylaws

3.5	Certificate of Designation of Series A Preferred Stock of Knobias, Inc.

3.6	Certificate of Merger of KHI Acquisition, Inc. with and into Knobias Holdings, Inc.

4.2	Standby Equity Distribution Agreement dated as of November 15, 2004, by and between Cornell Capital Partners, LP and the Company

4.3	Registration Rights Agreement dated as of November 15, 2004, by and between Cornell Capital Partners, LP and the Company

4.4	Escrow Agreement dated as of November 15, 2004, by and among Cornell Capital Partners, LP, the Company and David Gonzalez, Esq.

4.5	Placement Agent Agreement dated as of November 15, 2004, by and among Cornell Capital Partners, LP, the Company and Newbridge Securities Corporation

4.6	Registration Rights Agreement dated as of November 15, 2004, by and among the Company and the holders of the Company’s Series A Preferred Stock

4.7	Securities Purchase Agreement dated as of November 15, 2004, by and between the Company and the Note Purchasers

4.8	Form of 8% Secured Convertible Note due November 1, 2006 of the Company

4.9	Registration Rights Agreement dated as of November 15, 2004, by and between the Company and the Note Purchasers

4.10	Form of Common Stock Purchase Warrant dated November 15, 2004, issued by the Company to the Note Purchasers

4.11	Security Agreement dated as of November 15, 2004, by and between the Company and the Note Purchasers

4.12	Form of Subsidiary Guarantee dated as of November 15, 2004

4.13	Form of Warrant issued to former holders of Knobias warrants

4.14	Warrant to purchase 25,000 shares of common stock issued to Bridges and Pipes, LLC

4.15	Warrant to purchase 178,750 shares of common stock issued to Duncan Capital, LLC

10.1	Knobias, Inc. 2004 Stock Incentive Plan

10.2	Form of Option Agreement entered into with former holders of Knobias options

16.1	Letter from HJ & Associates, LLC

21	List of Subsidiaries